The shares reported on the attached Schedule 13G are beneficially owned by the following direct or indirect subsidiaries of The Bank of New York Mellon Corporation, as listed:
(A) The Item 3 classification of each of the subsidiaries listed below is "Item 3(b) Bank as defined in Section 3(a)(6) of the Act" (15 U.S.C. 78c) or "Item 3(j)A non-U.S. institution in accordance with Rule 240.13d-1
     (b)(1)(ii)(J)"


	BNY Mellon Trust of Delaware
	The Bank of New York Mellon
	BNY Mellon, National Association


 (B) The Item 3 classification of each of the subsidiaries listed below is "Item 3(e) An investment adviser in accordance with Section 240.13d-1
  (b)(1)(ii)(E)" or "Item 3(j) A non-U.S. institution in accordance with Rule 240.13d-1(b)(1)(ii)(J)


	Newton Investment Management Limited
	BNY Mellon Securities Corporation
	BNY Mellon ETF Investment Adviser, LLC
	BNY Mellon Investment Adviser, Inc
	BNY Mellon Advisors, Inc.
	Mellon Investments Corporation
	Newton Investment Management North America, LLC


 (C) The Item 3 classification of each of the subsidiaries listed below is "Item 3(A) Broker Or dealer registered under Section 15 OF THE Act
  (15 U.S.C. 78c) or "Item 3(j) A non-U.S. institution in accordance with Rule 240.13d-1(b)(1)(ii)(J)"


	Pershing LLC


(D) The Item 3 classification of each of the subsidiaries listed below is "Item 3(g) a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G)"


	Newton Management Limited
	BNY Mellon International Asset Management Group Limited
	BNY Mellon Investment Management (Jersey) Limited
	MBC Investments Corporation
	BNY Mellon IHC, LLC
	B.N.Y. Holdings (Delaware) Corporation
	Pershing Group LLC
	The Bank of New York Mellon Corporation


NOTE: ALL OF THE LEGAL ENTITIES LISTED UNDER (A), (B), (C) AND (D) ABOVE ARE DIRECT OR INDIRECT SUBSIDIARIES OF THE BANK OF NEW YORK MELLON CORPORATION. BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT OF THE CLASS BY ANY ONE OF THE SUBSIDIARIES OR INTERMEDIATE PARENT HOLDING COMPANIES LISTED ABOVE IS REPORTED ON A JOINT REPORTING PERSON PAGE FOR THAT SUBSIDIARY ON THE ATTACHED SCHEDULE 13G AND IS INCORPORATED IN THE TOTAL PERCENT OF CLASS REPORTED ON THE BANK OF NEW YORK MELLON CORPORATION'S REPORTING PERSON PAGE. (DO NOT ADD THE SHARES OR PERCENT OF CLASS REPORTED ON EACH JOINT REPORTING PERSON PAGE ON THE ATTACHED
SCHEDULE 13G TO DETERMINE THE TOTAL PERCENT OF CLASS FOR THE BANK OF NEW YORK MELLON CORPORATION).